EXHIBIT 99

                    PRESS RELEASE OF ALPENA BANCSHARES, INC.


                             Alpena Bancshares, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                            (989) 356-9041



September 27, 2004

                                                          FOR IMMEDIATE RELEASE
                                Contact:          Martin Thomson, President and
                                                        Chief Executive Officer
                                                        Alpena Bancshares, Inc.
                                                             Tel (989) 356-9041



                      ALPENA BANCSHARES QUARTERLY DIVIDEND


     ALPENA, Michigan - September 27, 2004 - Alpena Bancshares, Inc. (the "Company") announced today a cash dividend on its common stock of $.10 per share for the quarter ended September 30, 2004. The dividend will be payable to stockholders of record as of September 30, 2004 and will be paid on October 22, 2004.

     Alpena Bancshares MHC, majority stockholder of the Company and owner of 920,000 shares of the 1,659,180 total shares outstanding, announced that it has waived the right to receive the dividend. Accordingly, the dividend will be paid on the 739,180 shares owned by minority stockholders of the Company.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank based in Alpena, Michigan. The Company's common stock trades under the symbol "ALPN."



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